SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 17, 2004


                              STATION CASINOS, INC
                              --------------------
             (Exact name of registrant as specified in its charter)



        Nevada                           000-21640               88-0136443
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    (State or other                     (Commission           (I.R.S. Employer
jurisdiction of incorporation)          File Number)         Identification No.)


2411 West Sahara Avenue, Las Vegas, Nevada                             89102
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(Address of principal executive offices)                             (Zip Code)


Registrant's telephone number, including area code: (702) 367-2411
                                                    ----------------------------

                                       N/A
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          (Former name or former address, if changed since last report)


ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

          On December 21, 2004, Station Casinos, Inc. entered into a new $1 billion revolving bank facility (the "Bank Facility"), which refinances its $500 million revolving credit facility. The Bank Facility was arranged by Banc of America Securities, with agent banks, Bank of America, N.A., Bank of Scotland, Deutsche Bank Trust Company Americas, Lehman Commercial Paper Inc. The Bank Facility contains no principal amortization and matures in December 2009. Interest on the Bank Facility accrues at a margin above the Base Rate or the Eurodollar Rate (each as defined in the Bank Facility). The Bank Facility also contains certain financial covenants including a maximum funded debt to EBITDA ratio, a minimum fixed charge coverage ratio and limits on capital expenditures and investments.

          In addition, on December 17, 2004 the Company entered into a new $250 million revolving bank facility and term loan for Green Valley Ranch Station Casino (the "Green Valley Facility"), which refinances its $250 million revolving credit facility and term loan. The Green Valley Facility was arranged by Banc of America Securities and Wells Fargo Bank, N.A.. The Green Valley Facility extends the maturity of the revolving portion to December 2009 and the term loan portion to December 2011. Interest on the Green Valley Facility accrues at a margin above LIBOR or the Base Rate (each as defined in the Green Valley Facility). The Green Valley Facility also contains certain financial covenants including a maximum funded debt to EBITDA ratio, a minimum fixed charge coverage ratio and limits on capital expenditures and investments. A copy of the credit agreements are attached to this Current Report as Exhibit 99.1 and 99.2.

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                Station Casinos, Inc.



Date:    December 23, 2004      By:/s/Glenn C. Christenson
                                   -----------------------
                                   Glenn C. Christenson
                                   Executive Vice President, Chief
                                   Financial Officer, Chief Administrative
                                   Officer and Treasurer